UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	93-0295215
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-221560

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of Americold Realty Trust (the “Company”), is set forth under the caption “Description of Shares of Beneficial Interest” in the Company’s prospectus contained in its Registration Statement on Form S-11 (File No. 333-221560), as amended (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, also incorporated herein by reference is information relating to the Company’s Common Shares under the caption “Material Provisions of Maryland Law and of our Constituent Documents” in the Registration Statement.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 17, 2018

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
	Name:	Marc Smernoff
	Title:	Chief Financial Officer and Executive Vice President